UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2007

FRANKLIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, California 94403

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 312-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 21, 2007, Franklin Resources, Inc. (the “Company”) announced that, on June 19, 2007, its Board of Directors authorized the Company to repurchase, from time to time, up to an aggregate of 10.0 million shares of its common stock in either open market or off-market transactions. The size and timing of these purchases will depend on price, market and business conditions and other factors. The stock repurchase program is not subject to an expiration date. The new Board of Directors authorization is in addition to the existing authorization, of which 222,758 shares remained available for repurchase at June 15, 2007.

A copy of the Company’s press release, dated June 21, 2007, announcing the stock repurchase authority, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 21, 2007, issued by Franklin Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date: June 21, 2007	By:	/s/ Kenneth A. Lewis
		Name:	Kenneth A. Lewis
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 21, 2007, issued by Franklin Resources, Inc.